EQUIFAX INC.

                            2000 STOCK INCENTIVE PLAN

                      (As amended through November 1, 2004)

         1. PURPOSE. The purpose of the 2000 Stock Incentive Plan is to attract and retain directors, officers and other key employees for Equifax Inc., a Georgia corporation and its Subsidiaries and to provide those persons with incentives and rewards for superior performance.

         2. DEFINITIONS. As used in this Plan,

            "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

            "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

            "Board" means the Board of Directors of Equifax Inc.

            "Change in Control" shall have the meaning provided in Section 11 of this Plan.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Committee" means the Equifax Inc. Compensation and Human Resources Committee of the Board, or any successor committee to which the responsibilities of that Committee are assigned.

            "Common Shares" means the Common Shares, par value $1.25 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

            "Company" means Equifax Inc., a Georgia corporation.

            "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

            "Date of Grant" means the date specified by the Board on which a grant of Option Rights or Appreciation Rights, or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

            "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

            "Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

            "Director" means a member of the Board of Directors of the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time, including any successor statutes of similar intent.

            "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

            "Immediate Family" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect).

            "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

            "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan, which are subject to the achievement of Management Objectives. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of, or growth in, one or more of the following criteria, as determined for a single year, or cumulatively for a stated number of years, or as an average over a stated number of years, or otherwise as determined by the Committee at the time the Management Objective is established:

            1.       earnings per share;
            2.       economic value added;
            3.       revenue;

            4.       operating profit;
            5.       net income;
            6.       total return to shareholders;
            7.       cash flow/net assets ratio;
            8.       debt/capital ratio;
            9.       return on total capital;
            10.      return on equity; and
            11.      common stock price.

            If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under
Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement unless the Committee specifically acknowledges that effect.

            "Market Value per Share" means, (i) the closing sale price per Common Share as reported on the principal exchange on which Common shares are then trading, if any, or, if applicable, the NASDAQ National Market System, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

            "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

            "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

            "Option Price" means the purchase price payable on exercise of an Option Right.

            "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 8 of this Plan.

            "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 60 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights, Restricted Shares or Deferred Shares.

            "Plan" means this Equifax Inc. 2000 Stock Incentive Plan, as it may be amended from time to time.

            "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 4(f) of this Plan.

            "Restricted Shares" means Common Shares granted or sold pursuant to
Section 6 or Section 8 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 6 has expired.

            "Rule 16b-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

            "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

            "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which, at the time of the grant, the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

            "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

            "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

         3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) as awards to Non-Employee Directors or in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 1,500,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

            (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder. In addition to these adjustments, commencing on January 1, 2001, and on each January 1, thereafter ending on January 1, 2007, an additional number of Common Shares shall be added to the total available under Section 3(a), equal to one percent (1%) of the number of Common Shares issued and outstanding on that date.

            (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 1,000,000 Common Shares per year for each calendar year or portion thereof in which this Plan exists prior to the date determined according to Section 17, and Incentive Stock Options shall not be issued for more than 1,000,000 Common Shares during any such year. No Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 750,000 Common Shares during any period of one calendar year; the number of shares issued as Restricted Shares shall not in the aggregate exceed 500,000 Common Shares; and no Non-Employee Director shall be granted Option Rights, Appreciation Rights,, Restricted Shares and Deferred Shares, in the aggregate, for more than 100,000 Common Shares during any calendar year.

         4. OPTION RIGHTS. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

            (a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

            (b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

            (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

            (d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, (based, in each case, on the Market Value per Share on the date of exercise), or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares, or (ii) the Spread of any unexercisable portion of Option Rights.

            (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

            (f) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in Section 4(d). Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, or Option Rights surrendered to the Company upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may not have an Option Price that is less than the applicable Market Value per Share at the time of exercise and shall be on such other terms as may be specified by the Committee, which may be the same as or different from those of the original Option Rights.

            (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

            (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

            (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

            (j) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

            (k) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

            (l) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under
Section 5 of this Plan.

            (m) No Option Right shall be exercisable more than 10 years from the Date of Grant.

            (n) Each grant of Option Rights shall be evidenced by an agreement or other written notice from the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

         5. APPRECIATION RIGHTS. (a) The Committee may authorize the granting
(i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

            (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                        (i) Any grant may specify that the amount payable on
            exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

                        (ii) Any grant may specify that the amount payable on
            exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

                        (iii) Any grant may specify waiting periods before
            exercise and permissible exercise dates or periods.

                        (iv) Any grant may specify that such Appreciation Right
            may be exercised only in the event of, or earlier in the event of, a Change in Control.

                        (v) Any grant may provide for the payment to the
            Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

                        (vi) Any grant of Appreciation Rights may specify
            Management Objectives that must be achieved as a condition of the exercise of such Rights.

                        (vii) Each grant of Appreciation Rights shall be
            evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

            (c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

            (d) Regarding Free-standing Appreciation Rights only:

                        (i) Each grant shall specify in respect of each
            Free-standing Appreciation Right a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

                        (ii) Successive grants may be made to the same
            Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised; and

                        (iii) No Free-standing Appreciation Right granted under
            this Plan may be exercised more than 10 years from the Date of Grant.

         6. RESTRICTED SHARES. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

            (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

            (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

            (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than 2 years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control.

            (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

            (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

            (f) Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be Subject to the same restrictions as the underlying award.

            (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

         7. DEFERRED SHARES. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

            (a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

            (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

            (c) Each such grant or sale shall be subject to a Deferral Period of not less than 1 year, as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control.

            (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

            (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

         8. AWARDS TO NON-EMPLOYEE DIRECTORS. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares and Deferred Shares to Non-Employee Directors.

            (a) Each grant of Option Rights awarded pursuant to this Section 8 shall be upon terms and conditions consistent with Section 4 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Committee. Each grant shall specify an Option Price per share, which shall not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Committee, such Option Rights shall be subject to the following additional terms and conditions:

                        (i) Each grant shall specify the number of Common Shares
            to which it pertains subject to the limitations set forth in Section 3 of this plan.

                        (ii) In the event of the death or disability of the
            holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within a stated period after such death or disability, as provided in the grant, but in no event after the expiration date of the term of such Option Rights.

                        (iii) If a Non-Employee Director subsequently becomes an
            employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

                        (iv) Option Rights may be exercised by a Non-Employee
            Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares then owned by the optionee for at least six months, or in a combination of cash and such Common Shares.

                        (v) Any grant may provide for deferred payment of the
            Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

            (b) Each grant or sale of Restricted Shares pursuant to this Section 8 shall be upon terms and conditions consistent with Section 6 of this Plan.

            (c) Each grant or sale of Deferred Shares pursuant to this Section 8 shall be upon terms and conditions consistent with Section 7 of this Plan.

         9. TRANSFERABILITY. (a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

            (b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, or upon the termination of the Deferral Period applicable to Deferred Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

            (c) Notwithstanding the provisions of Section 9(a), the Committee may provide that any grant of Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, and Deferred Shares shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

         10. ADJUSTMENTS. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights and Deferred Shares granted hereunder, and in the Option Price and Base Price, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify, and the Committee may takes into consideration, as to any award subject to a proposed adjustment, the potential adverse effect thereof under applicable tax or other laws, and may adjust such awards inconsistently as a consequence of those effects.

         11. CHANGE IN CONTROL. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an agreement evidencing a grant or award made under the Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

         (a) VOTING STOCK ACCUMULATIONS. The accumulation by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this Section 11(a), a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company,
(iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (d) by any Person pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of Section 11(b); or

         (b) BUSINESS COMBINATIONS. Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (ii) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the action of the Board of Directors providing for that Business Combination; or

         (c) SALE OF ASSETS. A sale or other disposition of all or substantially all of the assets of the Company; or

         (d) LIQUIDATIONS OR DISSOLUTIONS. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of
Section 11(b).

         For purposes of this Section 11, the following definitions will apply:

         "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

         "Business Combination" means a reorganization, merger or consolidation of the Company.

         "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

         "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of January 1, 2000, or (b) members who become members of the Company's Board of Directors subsequent to January 1, 2000, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

         "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

         "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board.

         12. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

         13. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         14. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

         15. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

            (b) The Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or any successor rule to the same effect. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

            (c) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, or Deferred Shares, and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

         16. AMENDMENTS, ETC. (a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval. No amendment shall, without a Participant's consent, adversely affect any rights of any Participant with respect to any award outstanding at the time such amendment is made. No amendment to this Plan shall become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of Common Shares that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants, or (iii) the amendment extends the duration of the Plan.

            (b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 16(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.

            (c) The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

            (d) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

            (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 9(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

            (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

            (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

         17. TERMINATION. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan. The Committee may terminate the Plan at any time.

18. UNITED KINGDOM AWARDS.

            (a) UK PROVISIONS. The terms and conditions used in this Section 18 shall apply exclusively to Participants who are resident in the United Kingdom ("UK Participants") and shall not apply to Participants residing anywhere else.

            (b) OVERRIDING NATURE. The Plan terms and conditions shall govern all Option Rights granted to Optionholders, subject to the modifications set out in this Section 18. If the provisions contained in this Section 18 conflict with those contained in other Sections of the Plan, the provisions set forth in this
Section 18 shall, subject to Section 18 (y), govern as they relate to Option Rights granted to Optionholders.

            (c) INTERPRETATION. The following definitions shall apply in this
Section 18:

                        "Appropriate Period" has the meaning given in Paragraph
            15 (2) of Schedule 9;

                        "Associated Company" has the meaning given in section
            187 (2) of the Taxes Act;

                        "Control" has the meaning given by section 187 (2) of
            the Taxes Act;

                        "Date of UK Grant" means, in relation to any Option
            Rights, the date upon which the Committee resolves to grant the Option Rights;

                        "Employee" means a UK Participant who is an employee of
            any Group Company and any director of any Group Company, who is required to devote not less than 25 hours per week (exclusive of meal breaks) to his duties to the Group;

                        "Group" means the Company and any companies of which the
            Company has Control and "Group Company" means any such Company;

                        "Market Value" has the meaning given in part VIII of the
            Taxation of Chargeable Gains Act 1992;

                        "Optionholder" means the holder of an Option Right
            granted subject to the terms and conditions contained in this
            Section 18. A person shall not, however, be an Optionholder in relation to Option Rights which are restricted in whole or in part under Section 18 (y);

                  "Schedule 9" means Schedule 9 to the Taxes Act;

                        "Shares" means Common Shares satisfying the conditions
            specified in paragraphs 10-14 (inclusive) of Schedule 9;

                        "Taxes Act" means the UK Income and Corporation Taxes
            Act 1988;

            (d) STATUTORY INTERPRETATION. Where the context so admits, any reference in this Section 18:

                        (i) to the singular number shall be construed as if it
            referred also to the plural number and vice versa;

                        (ii) to the masculine gender shall be construed as
            though it referred also to the feminine gender;

                        (iii) to a statute or statutory provision as for the
            time being amended or reenacted; and

                        (iv) to the Act or any provision of the Act shall be
            construed as including a reference to the Act or provision repealed by and corresponding to the Act.

            (e) ELIGIBILITY. Subject to the following provisions of this Section 18, the Committee may grant Option Rights to any Employee in any case where the Committee so determines provided that no Option Right shall be granted to any Employee unless the company by which that Employee is employed has first been nominated by the Committee to participate in the Plan.

            (f) RESTRICTIONS ON ELIGIBILITY. The Committee may not grant an Option Right to any individual who is not an Employee at the Date of UK Grant or who is otherwise required by paragraph 8 of Schedule 9 to be precluded from having an Option Right granted to him on that date.

            (g) LIMIT ON INDIVIDUAL GRANTS. Irrespective of the number of Shares over which an Option Right is expressed to have been granted, an Option Right shall take effect and, if necessary, be limited, so that the total Market Value of the Shares which the Optionholder may acquire on the exercise of all Approved Options held by him shall not exceed the amount specified in paragraph 28 of
Schedule 9 (which is, currently, (pound)30,000). For this purpose "Approved Options" shall include all options granted under a share option scheme approved by the United Kingdom Board of the Inland Revenue under Schedule 9 and established by the Company or any Associated Company of the Company but excluding any savings related share option scheme.

            (h) RESTRICTION ON EXERCISES FOR CERTAIN PEOPLE. An Optionholder may not exercise an Option Right at the time when he must be precluded from doing so in order to satisfy the requirements of paragraph 8 of Schedule 9 and neither may the personal representatives of an Optionholder exercise such an option if, in order to satisfy those requirements, he was so precluded at the date of his death.

            (i) RESTRICTIONS ON TYPES OF SHARES. The Committee may not grant an Option Right over Shares which do not satisfy the conditions in paragraphs 10-14 (inclusive) of Schedule 9. An Optionholder may not exercise an Option Right if the Shares to be delivered would not satisfy the conditions of paragraphs 10-14 (inclusive) of Schedule 9.

            (j) OPTION AGREEMENTS. Where the Committee determines to grant an Option Right to a UK Participant, the UK Participant shall enter into an agreement as referred to in section 4 (n) of the Plan within thirty (30) days of such determination failing which the Option Rights will be deemed not to have been granted.

            (k) INLAND REVENUE APPROVAL OF OPTION AGREEMENTS. The Committee shall ensure that the provisions of any such agreements evidencing option grants are approved in advance by the United Kingdom Board of the Inland Revenue and no amendment or adjustment shall be made to such agreements after option grants which they evidence have been granted.

            (l) PERFORMANCE CONDITIONS. The Committee may grant an Option Right on the terms that it shall be subject to additional objective conditions. Such conditions must be set out in the option agreement. If the conditions are or include a performance target, then upon the occurrence of such event or events as a result of which the Committee considers it fair and reasonable to adjust the performance target, the Committee may vary the performance target provided that the effect of such variation is not to make the target more onerous.

            (m) MARKET VALUE OF SHARES. The Market Value of Shares over which an Option Grant has been or is to be granted shall be calculated at the time or times as may have been agreed by the United Kingdom Board of Inland Revenue pursuant to paragraph 29 of Schedule 9 and, where relevant, shall be converted into sterling at the rate of exchange ruling in London after about 11am at such time or times. The Option Price shall not be manifestly less than the Market Value of the Shares over which an Option Right is to be exercised as shall be determined at the Date of UK Grant or such earlier date as may be agreed in writing with the United Kingdom Board of the Inland Revenue.

            (n) LATEST DATE FOR EXERCISE. The last date for the exercise of an Option Right shall be determined by the Committee but shall not, except where
Section 18 (q) below applies, be later than the date preceding the 10th anniversary of the Date of UK Grant.

            (o) DATE OF EXERCISE. The date or dates after which an Option Right may be exercised in whole or in part shall be determined at the Date of UK Grant and shall not be altered thereafter.

            (p) EXERCISE RESTRICTIONS. An Option Right may only be exercised by the Optionholder or his legal personal representatives and accordingly where an Optionholder transfers, assigns, charges, encumbers or otherwise alienates his Option Right or creates in favor of any third party any interest therein or, in any case, attempts so to do or is adjudicated bankrupt, that Option Right shall lapse.

            (q) DEATH OF OPTIONHOLDER. The personal representatives of an Optionholder may not exercise his Option Right more than twelve months after the date of the Optionholder's death.

            (r) CURRENCY OF EXERCISE. The payment upon the exercise of an Option Right may only be made in cash in US dollars.

            (s) DELIVERY RESTRICTIONS. Unless prohibited by federal tax laws and regulations or the rules of any domestic stock exchange on which Shares may be listed, Shares shall be delivered upon the exercise of an Option Right within 30 days of the exercise of the Option Right and any new shares issued shall rank PARI PASSU in all respects with any other shares of the same class in issue save as regards any rights attaching to shares by reference to a record date prior to the date of issue.

            (t) NO RESTRICTIONS ON SHARES. The Committee shall not impose any restrictions and conditions on the disposition of Shares delivered upon the exercise of an Option Right.

            (u) TAKEOVERS. If any company ("the Acquiring Company") obtains Control of the Company as a result of a general offer to acquire all the Shares not owned by it or any person acting in concert with it or by virtue of a compromise or arrangement sanctioned by the court under section 425 of the UK Companies Act 1985 or becomes bound or entitled to acquire Shares under sections 428 to 430 of that act then an Optionholder may at any time within the Appropriate Period with the agreement of the Acquiring Company release any Option Right in consideration of the grant to him of rights ("New Option") which satisfy the following conditions:

                        (i) the New Option shall be over shares in the Acquiring Company or another company which satisfies paragraph (b) or (c) of Paragraph 10 of Schedule 9 in relation to the Acquiring Company and shall otherwise satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9;

                        (ii) the New Option shall be a right to acquire such number of such shares in the Acquiring Company (or such other company) as shall have immediately after the grant of the New Option an aggregate market value equal to the aggregate market value of the Shares subject to the Option Right immediately before its release;

                        (iii) the New Option shall have an Option Price such that the aggregate price payable on its exercise in full shall equal the aggregate price which would have been payable on exercise in full of the Option Right; and

                        (iv) the New Option shall be otherwise identical in terms to the Option Right.

The New Option shall be deemed for all purposes to have been granted at the same time as the released Option Right and the Plan and this Section 18 shall apply to the New Option so that "Company" shall mean the company over whose share capital the New Option is granted and "Shares" shall mean shares in that company.

            (v) ADJUSTMENTS. The Committee may adjust, in such manner as it deems appropriate and the United Kingdom Board of Inland Revenue shall approve, the class and number of shares covered by an Option Right and the Option Price of the Option Right only in the event of any capitalization or rights issue by the Company, or any consolidation, subdivision or reduction of its share capital.

            (w) APPRECIATION RIGHTS AND RESTRICTED SHARES. The Committee shall not grant Option Rights, comprising Appreciation Rights or Restricted Shares to UK Participants. Where an Option Right is granted to an Optionholder, a corresponding Tandem Appreciation Right shall not be granted in relation to the Option Right.

            (x) AMENDMENTS. No amendments to the provisions of this Section 18 shall have effect unless such amendment has been approved by the United Kingdom Board of the Inland Revenue. No amendments to the provision of the Plan shall have effect in relation to Option Rights granted to Optionholders unless such amendments have been approved by the United Kingdom Board of Inland Revenue.

            (y) NON-APPROVED OPTIONS. If the grant or exercise of any Option Right is inconsistent with the terms of this Section 18 or the provisions of Schedule

9, the Option Right shall in whole or in part be deemed to have been granted or exercised pursuant to the other Sections of this Plan. The UK Participant shall not be an Optionholder in respect of all or any of such Option Rights. In particular, any Option Right granted to a UK Participant under this
Section 18 shall be limited to take effect so that the limits specified in
Section 18 (g) are not exceeded. Any Option Rights in excess of those limits will be deemed to have been granted under the other sections of the Plan.